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                                                                    EXHIBIT 10.1

This Production and Sound Recording/Distribution Agreement made as of August 1, 2003.

BETWEEN:

         RYAN J. TUNNICLIFFE, a musician and music producer residing at 345 West 11th Avenue, Vancouver, BC, Canada ("Licensor")

AND:

         SOUND REVOLUTION INC., a company registered pursuant to the laws of the State of Delaware, with an office in British Columbia at 1904 West 16th Avenue, Vancouver, BC, V6J 2M4 ("Licensee")

WHEREAS:

         A. Licensor owns or controls all licensing rights with respect to the master recordings embodying the performances of the Licensor listed on Schedule "A" attached hereto and incorporated herein (the "Licensed Performances") throughout the Universe (the "Licensed Territory"); and
         B. Licensor is in the position and wishes to grant to Licensee all rights to produce and distribute the Licensed Performances for the purpose of manufacturing, promoting, advertising, distributing and selling such Licensed Performances;

NOW THEREFORE, in consideration of the foregoing and of mutual promises herein contained, it is agreed,

         1.       GRANT

                  (a) Subject to Licensee's complete compliance with the provisions hereof, and Licensor's receipt of the advance described in subparagraph 5(a)(ii) below, Licensor hereby grants Licensee exclusive to License during the Term (as defined in Paragraph 2 below) and non-exclusive to License during the Extended Term (as defined in Paragraph 3 below), the following rights to the Licensed Performances in the Licensed
                           Territory:
                           i. The right to use the Licensed Performances in unlimited number and forms of CD, CD-Rom, digital disc, album, tape, downloads for the Internet, and in a soundtrack and musical score in a film, video, streaming media video, DVD, television series or video game, as an additional feature to be sold with a video, DVD, or other multi-media formats, all in any and all formats whatsoever (the "Uses");

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                           ii.      The right to publish, synchronize,
                                    manufacture, advertise, sell, license and distribute the Licensed Performances for any of the Uses;
                           iii. The right to use the names, likenesses and biographies of the Artist in connection with the manufacturing, promoting, distributing, marketing, licensing or selling the Licensed Performances for any of the Uses.

         2.       TERM

                  (a) The term shall be 6 months exclusive from the date of this agreement;
                  (b) The Extended Term shall be 6 years non-exclusive beginning from the expiration of the exclusive Term;
                  (c) The Licensee shall have the option to renew the Extended Term for an additional 6 years non-exclusive by sending a cheque in the amount of $1,500 (CDN) to the Licensor at his address listed above prior to the expiry of the first 6 year Extended Term.

         3.       DELIVERY

                  (a) Within 10 days of signing this agreement, Licensor shall deliver all of the Licensed Performances in wav and CD formats, along with artwork for a CD and one web page;

         4.       ROYALTY/ADVANCE

                  (a)      The Licensor shall receive an advance of $400.00
                           (CDN) upon signing of this agreement.
                  (b) The Licensor shall receive no royalty for revenues received by the Licensee for the exploitation of the Licensed Performances during the Term except that for sales of CDs online featuring the Licensed Performances, the Licensor shall receive a royalty of 20% of the sale price;
                  (c) the Licensor shall receive a royalty of 30% for the exploitation of the Licensed Performances during the Extended Term and any renewal of the Extended Term.

         5.       RIGHTS HOLDBACK

                  (a) Licensor reserves the following rights from the grant of rights of the Licensed Performances:
                           i.       Licensor has licensed the use of
                                    "Dysfunctional Dub" to Reynaldo Neito for use in his short film tentatively entitled "Spore"
                           ii. Licensor has licensed the use of "Hurry `n' Holler" and "Vandella" to Paolo Di Persico for the documentary tentatively entitled, "Racism, Religion and Music - In the South".

         6.       REPRESENTATIONS OF THE LICENSOR

                  (a) Licensor represents that he has all necessary authorization to enter into this agreement, and that the Licensed Performances were recorded and otherwise prepared exclusively by the Licensor and the Licensor owns all copyright and is the sole creator of the Licensed Performances.

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         7.       ASSIGNMENT

                  (a) This agreement, or any portion of it, may be assigned by Licensee to any party or entity upon sending written notice to the Licensor.

         8.       DUTY TO INFORM

                  (a) Licensor shall inform Licensee of all rights licensed of the Licensed Performances in the Territory during the Extended Term; (b) Licensee shall inform Licensor of all rights licensed of the Licensed Performances in the Territory during the Term and Extended Term.

         9.       FURTHER AGREEMENT

                  (a) Licensor agrees to sign all further documents necessary to effect the terms of this agreement.
                  (b) Licensor and Licensee acknowledge this is a short form agreement and both parties will work towards signing a long form agreement which shall replace this short form agreement.

THE FOREGOING IS AGREED TO BY BOTH PARTIES.


/s/  Ryan Tunnicliffe
----------------------
Ryan Tunnicliffe


SOUND REVOLUTION INC.  per:

/s/ Penny Green
------------------
Penny O. Green, an authorized signatory


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Schedule "A" to the Agreement between Ryan Tunnicliffe and Sound Revolution Inc.
dated August 1, 2003

                  1.       Dysfunctional Dub
                  2.       Rock It Beat
                  3.       Hurry `n' Holler
                  4.       Bambina Delicious
                  5.       Kink
                  6.       I am a machine
                  7.       Vandella


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